EXHIBIT 10.(C)






                           FLORIDA PROGRESS CORPORATION

                   EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN


















                                   November 1985

                           FLORIDA PROGRESS CORPORATION
                   EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN



I.   PURPOSE

     This Plan is an unfunded Deferred Compensation arrangement for a select group of management who are rendering service to the Company.

II.  DEFINITIONS

     The following definitions shall be established within the Plan text, and unless the Plan text indicates otherwise, shall have the meanings set forth below:

     1. "Beneficiary" shall mean any person or persons designated by the Executive to receive amounts payable in accordance with this Plan in the event of the Executive's beneficiary shall be deemed to be his estate.

     2. "Compensation Committee" shall mean the Compensation Committee of the Company Board of Directors which is responsible for the administration of this Plan in accordance with the provisions of the Plan as set forth in this document.

     3. "Company" shall mean the Florida Progress Corporation and its subsidiaries, other than Florida Power Corporation.

     4. "Compensation" shall mean annual awards which may be paid to an Executive under the Company's Management Incentive Compensation Plan.

     5.   "Death" shall mean death from any cause.

     6. "Deferred Compensation" shall mean the portion of a Participant's Compensation for any Plan Year, or part thereof, that has been deferred pursuant to the Plan.

     7. "Deferred Compensation Account(s)," or "Account(s)" shall mean the accounts that may be established each year by the Company as a book reserve to which shall be credited the sum of the Participant's Deferred Compensation for that year plus any earnings credited thereafter in accordance with Section VI of this Plan.

     8. "Deferral Election Form" shall mean the form made available annually by the Compensation Committee to an Executive which, when properly executed by the Executive, effects his participation in the Plan for the next following Plan Year.

     9. "Disability" shall mean any physical or mental disability arising out of natural or accidental causes, or both, which originate subsequent to the date of this Plan which prevents the Executive from engaging in and performing all of the duties assigned him and such Disability shall have been in existence for a period of at least six months.
          The Compensation Committee shall determine the date on which such Disability commenced for the purpose of establishing any amount payable under this Plan and when such amount becomes payable.

     10.  "Effective Date" shall mean January 1, 1986.

     11. "Executive" shall mean any employee of the Company who is a participant in the Company's Management Incentive Compensation Plan.

     12. "Management Incentive Compensation Plan" shall mean the Company's annual management incentive bonus program.

     13. "Participant" means any employee designated as an Executive who elects to participate in the Plan according to Sections III and IV or a person who was such at the time of his Retirement, Death, Disability or Termination of Service and who retains, or whose Beneficiary obtains, a benefit under the Plan which has not been forfeited or distributed.

     14. "Plan" shall mean the Executive Optional Deferred Compensation Plan of Florida Progress Corporation as described in this instrument, effective January 1, 1986 and, as may be amended, thereafter.

     15.  "Plan Year" shall mean the calendar year.

     16. "Retirement" shall mean the date upon which the Executive retires from the Company.

     17. "Termination of Service" shall mean the termination of a participant's employment as a regular employee of the Company for reasons other than Death, Disability or Retirement.

III. ELIGIBILITY

     1. PARTICIPANTS IN THE MANAGEMENT INCENTIVE COMPENSATION PLAN. Those employees who are participants in the Company's "Management Incentive Compensation Plan" are designated Executives for purposes of this Plan and, as such, shall be entitled to participate in this Plan.

     2. ELECTION TO DEFER. Any Executive may elect to defer receipt of his Compensation under the Plan in accordance with Section IV and thereby shall become a Participant under the Plan.

IV.  ELECTION TO PARTICIPATE IN THE PLAN

     1. EXECUTIVE ELECTION. Any Executive may elect to have a portion or all of his Compensation to be received by him during each Plan Year deferred and credited with earnings in accordance with the terms and conditions of the Plan. The Compensation that may be so deferred shall be the Executive's awards, if any, under the Company's Management Incentive Compensation Plan, and may include as much as 100 percent of such awards.

     2. NOTICE OF ELECTION. A Participant desiring to exercise such election under Paragraph IV-1 above shall notify the Compensation Committee each year of his deferral election. Such notice must be in writing, on a Deferral Election Form provided by the Compensation Committee, and delivered to the Committee at least 30 days prior to the beginning of each Plan Year. The Participant shall also irrevocably specify on the Deferral Election Form the date upon which his Deferred Compensation Account applicable to that year's deferral shall be distributed to him. In subsequent years the Participant may irrevocably specify either the same distribution date or different distribution dates with respect to Compensation deferrals, if any, in such subsequent years.

     3. CREDIT TO DEFERRED COMPENSATION ACCOUNT. The amount of a Participant's Deferred Compensation shall be credited to his Deferred Compensation Account.

     4. NO RIGHTS TO DEFERRAL COMPENSATION ACCOUNT. No Executive or his designated Beneficiary shall acquire any property interest in his Deferred Compensation Account or any other assets of the Company, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan.

          To the extent, that any Participant or Beneficiary acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

V.   TERMINATION OF PARTICIPATION IN THE PLAN

     Any Executive having previously elected to participate in the plan shall automatically cease to participate in the Plan if he fails (in a subsequent year) to properly execute a Deferral Election Form as provided for in paragraph IV-2 herein, in which event the accumulated credits in his Deferred Compensation Account, prior to his termination of participation, will continue to be subject to the provisions of the Plan.

VI.  CREDITING OF EARNINGS

     There shall be credited to the Deferred Compensation Account an additional amount of earnings (i.e., in addition to the principal amounts credited to such account), as established by the Corporation for each Participant or for each group of Participants as it shall determine.

VII. DISTRIBUTION OF AMOUNTS DEFERRED UNDER THE PLAN

     1. PAYMENT IN CASH. The amount payable to a Participant in accordance with the provisions of the Plan (including earnings credited under Section VI) shall be paid in cash.

     2. PAYMENT AT TERMINATION OF SERVICE. Notwithstanding the above, in the event of Termination of Service by the Executive, payment will be made in a lump sum as soon as practical after his Termination.

     3. AUTHORITY OF THE COMPENSATION COMMITTEE. Notwithstanding anything herein contained to the contrary, the Compensation Committee shall have the right in its sole discretion to vary the manner and time of making distributions under the Plan.

VIII.     DEATH

     1. DESIGNATION OF BENEFICIARY. At the time that an Executive becomes a Participant, he shall designate in writing a Beneficiary to receive any payments to which he would have been entitled under the terms of this Plan. The Beneficiary referred to in this paragraph may be designated or changed by the Executive (without the consent of any prior Beneficiary) on a form provided by the Compensation Committee and delivered to the Compensation Committee before his Death. If no such Beneficiary shall have been designated, or if no designated Beneficiary shall survive the Executive, payments shall be payable to the Executive's estate.

     2. DEATH BEFORE RETIREMENT. If the Executive's employment is terminated because of Death before Retirement and while he is in the employ of the Company, then the Company shall make payments to his designated Beneficiary in the same manner and to the extent as provide in
          Section VII.

     3. DEATH WHILE RECEIVING PAYMENTS. If the Executive should die while receiving payments from this Plan but before receiving all payments to which the Executive is entitled, the unpaid balance will continue to be paid to his designated Beneficiary in the same manner as would have been paid to the Executive. At the discretion of the Compensation Committee, the unpaid balance may be paid in a lump sum.

     4. DEATH OF BOTH EXECUTIVE AND BENEFICIARY. If both the Executive and his designated beneficiary should die before all payments are made by the Company, then the value of the remaining payments shall be determined as of the date of death of the designated Beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated Beneficiary.

IX.  DISABILITY

     If the Executive's employment is terminated because of Disability and while he is in the employ of the Company, then the Company shall make payments to the Executive in the same manner and to the same extent as provided in Section VIII.

X.   NON-ASSIGNMENT/NON-ATTACHMENT

     Except as required by law, no right of the Executive or designated Beneficiary to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.

XI.  CONDITIONS AS TO PAYMENT

     Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of deferred compensation shall be made and all rights of the Executive or his designated Beneficiary to receive payments under this Plan shall be forfeited, if, after the Executive's Retirement from the Company, he shall fail or refuse to provide advice or counsel to the Company when reasonably requested to do so.

XII. INCAPACITY

     If the Compensation Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or legal representative) may be paid to the spouse, a child, a parent, a brother or sister or to any person deemed by the Compensation Committee in such manner as the Compensation Committee shall determine. Any such payment shall be a complete discharge of the liabilities of the Company under this agreement.

XIII. CONSTRUCTION

     This Agreement shall be construed under the laws of the State of Florida. Section headings and paragraph headings are for convenience only and shall not be considered as part of the terms and provisions of the Plan.

XIV. CONSOLIDATION OR MERGER

     In the event that the Company or any entity (resulting from any merger or consolidation or which shall be a purchaser or transferee so referred to), shall at anytime be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Plan shall be binding upon and shall enure to the benefit of the continuing entity or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the preceding sentence, the Plan shall not be assignable by the Company or by any entity referred to in such preceding sentence.

XV.  AMENDMENT OF PLAN

     The Plan may be amended in whole or in part from time to time by the Company. Notice of every such amendment shall be given in writing to each Participant and designated Beneficiary of a deceased Participant.

XVI. MISCELLANEOUS

     1. NO LEGAL RIGHT TO CONTINUED EMPLOYMENT. Neither this Agreement, nor any action of the Company or Compensation Committee, nor any election to defer Compensation hereunder shall be held or construed to confer on any person any legal right to be continued as an employee of the Company, or any division, subsidiary or affiliate of the Company.

     2. WITHHOLDING FOR TAXES. The Company shall have the right to deduct from all payments any taxes required by law to be withheld with respect to any payments made under this Plan.

     3. GRAMMAR. Masculine pronouns used herein shall refer to men or women or both, and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate.

         *                    *                    *                    *

IN WITNESS THEREOF, the Company has caused this Plan to be executed and its Seal to be affixed by its officers thereunto duly authorized, and Mr. Andrew H. Hines, Jr., Chairman and Chief Executive Officer of the Company, has signed this Agreement, as of the 30th day of November, 1985.


                                   Florida Progress Corporation

                                   By: /s/ Andrew H. Hines, Jr.
                                   -----------------------------
                                   Chairman and Chief Executive Officer





(Seal)


ATTEST:

s/ Cathleen P. Kortright
-------------------------
Assistant Secretary

                           FLORIDA PROGRESS CORPORATION

EXECUTIVE OPTIONAL DEFERRED COMPENSATION PLAN RESOLUTIONS ADOPTED BY THE COMPENSATION COMMITTEE AT MEETING HELD 08/18/94


               WHEREAS, pursuant to Section 15 of the Florida Progress Corporation Executive Optional Deferred Compensation Plan (the "Executive Deferred Plan"), the right is reserved to Florida Progress Corporation and its subsidiaries (the "Company") through the Compensation Committee of the Board of Directors of Florida Progress Corporation to amend the Executive Deferred Plan; and

               WHEREAS, the Company deems it is advisable to amend the Executive Deferred Plan in principle at this time to effect certain changes to the plan.

               NOW, THEREFORE, BE IT RESOLVED, that, effective September 1, 1994, the provisions of the Executive Deferred Plan are amended to provide for a new Pre-Tax Deferral portion that allows pre-tax employee base pay deferrals with associated company matching contributions. These resolutions will function as an addendum to the Executive Deferred Plan document dated November, 1985 and effective January 1, 1986:

     GENERAL PROVISIONS

     1. PURPOSE The purpose of the Pre-tax Deferral portion of this plan is to provide a select management group with the ability to save a percentage of their total base salary rate on a pre-tax basis, with associated company match, in a way which mirrors the Savings Plan for

          Employees of Florida Progress Corporation to effectively eliminate all Internal Revenue Service Code Section and regulatory limitations imposed on qualified benefit plans.

     2. EFFECTIVE DATE The effective date of the Pre-tax Deferral portion of the Plan is September 1, 1994.

     DEFINITIONS

     1. Base Salary Rate, for the Pre-tax Deferral portion of the Plan only, shall mean the Participant's annual base salary on the first day of the month prior to the beginning of each Plan Year (i.e. August 1, 1994 for initial Plan Year 1994; December 1, 1994 for Plan Year 1995; etc.). In Plan Years 1994 and 1995, increases or decreases in Base Salary Rate which occur during the Plan Year will not change the Pre-tax Deferral Election amount determined prior to the beginning of each Plan Year.

     2.   Company shall mean Florida Progress Corporation and its subsidiaries.

     3. Company Matching Deferred Contributions shall mean the amount of Company Matching Deferred Contributions, as defined herein in Paragraph 2 of the Contributions section, due a Participant based upon the Participant's elected Employee Deferred Contributions.

     4. Company Matching Deferred Contributions Account shall mean the accounts that will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Company Matching Deferred Contributions for that Plan Year plus any earnings credited thereafter in accordance with Section VI of this Plan. This account will also be credited with Regular Company Contributions and/or Special Company Contributions that cannot be allocated to the Savings Plan because they exceed the limitations prescribed by Section 415(c) of the Internal Revenue Code of 1986.

     5. Employee shall mean a person who is a full-time, active employee of the Company.

     6. Employee Deferred Contributions shall mean the amount of the Pre-tax Deferral Election from 1% to 16% of a Participant's Base Salary Rate, as defined herein in Paragraph 1 of the Contributions section.

     7. Employee Deferred Contributions Account shall mean the accounts that will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Employee Deferred Contributions for that Plan Year plus any earnings credited thereafter in accordance with Section VI of this Plan.

     8. Participant, for the Pre-tax Deferral portion of the Plan, shall mean an Employee selected by Senior Management who is eligible to receive a Performance Award pursuant to the Management Incentive Compensation Plan and who is eligible to participate in the Savings Plan, and whose annual base salary exceeds the compensation limits outlined in Code Section 401(a)(17) of the Internal Revenue Code of 1986.

     9. Plan shall mean the Executive Optional Deferred Compensation Plan of Florida Progress Corporation dated November, 1985 and effective January 1, 1986, as amended herein and as may be amended hereafter.

     10. Plan Year, for the Pre-tax Deferral portion of the Plan, shall mean the calendar year beginning January 1, except in the initial year when it will mean the period of time from September 1, 1994 to December 31, 1994.

     11 Pre-tax Deferral Election Form shall mean the form made available annually by the Compensation Committee to a Participant which, when properly executed by the Participant, effects his participation in the Pre-tax Deferral portion of the Plan for the next following Plan Year.

     12. Savings Plan means the Savings Plan for Employees of Florida Progress Corporation, as amended.

     13.  Valuation Date shall mean the last day of each calendar month.

     ELECTIONS

     1. PRE-TAX DEFERRAL ELECTION. Any Participant in the Pre-tax Deferral portion of the Plan may voluntarily make an irrevocable election to defer an amount from 0% to 16% of their Base Salary Rate as Employee Deferred Contributions in a manner that is consistent with and in agreement with the terms and provisions of the Plan, as modified herein. Such election must be irrevocable and in writing, on a Pre-tax Deferral Election form provided by the Compensation Committee, and completed and delivered prior to the beginning of each Plan Year.

     2. TIMING OF DISTRIBUTION ELECTION. For Plan Year 1994, the Participant shall not have any option to specify the date, other than separation of service due to retirement, termination, disability, or death, upon which the balances within the Employee Deferred Contributions and Company Matching Deferred Contributions Accounts shall be paid. No later than the Plan Year beginning in 1996, additional distribution options for these accounts will be added.

     CONTRIBUTIONS

     1.   EMPLOYEE DEFERRED CONTRIBUTIONS.

          (a) Participants who choose to participate in the Pre-tax Deferral portion of the Plan will make an irrevocable Pre-Tax Deferral Election to defer an amount from 1% to 16% of their Base Salary Rate. Employee Deferred Contributions made to the Pre-tax Deferral portion of the Plan will be the difference between the total Pre-tax Deferral Election amount and the lesser of (a) the annual 401(k) maximum limit or (b) the maximum 401(k) deferral election amount permitted by 401(k)/401(m) non-discrimination testing for the previous year as determined by the Plan Administrator for highly-compensated employees within the Savings Plan.

          (b) The Employee Deferred Contributions Account will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Employee Deferred Contributions for that year plus any earnings credited thereafter in accordance with Section VI of the Plan.

     2.   COMPANY MATCHING DEFERRED CONTRIBUTIONS.

          (a) The Company shall make Company Matching Deferred Contributions on behalf of each Participant who chooses to participate in the Pre-tax Deferral portion of the Plan in the amounts and at the times Regular Company Contributions and Special Company Contributions are allocated within the Savings Plan. Prior to the reduction provided for in Paragraph (b) below, the Company Matching Deferred Contributions will equal sixty-five percent of Employee Deferred Contributions, up to six percent of a Participant's Base Salary Rate, allocated monthly, and an additional annual match of five percent or ten percent based on the attainment of pre-determined Savings Plan Goals, as defined within the Savings Plan, allocated in December of each year goals are attained. However, no Special Company Contributions shall be made for a Plan Year unless the Participant is an Employee on the last day of the final pay period of the Plan Year or the Participant's retirement or death occurred during the Plan Year.

          (b) The Company Matching Deferred Contributions will be the difference between the Company Matching Deferred Contributions on the total Pre-tax Deferral Election amount, up to 6% of the Base Salary Rate, and the sum of Regular Company
               Contributions and Special Company Contributions in the Savings Plan on the lesser of (a) the annual 401(k) maximum limit or (b) the maximum 401(k) deferral election amounts permitted by 401(k)/401(m) non-discrimination testing for the previous year as determined by the Plan Administrator for highly-compensated employees within the Savings Plan plus any Regular Company Contributions and Special Company Contributions associated with Member Contributions made to the Savings Plan on an after-tax basis.

          (c) The Company Matching Deferred Contributions Account will be established by the Company as a book reserve to which shall be credited the sum of the Participant's Company Matching Deferred Contributions for that year plus any earnings credited thereafter in accordance with Section VI of the Plan. This account will also be credited with Regular Company Contributions and/or Special Company Contributions that cannot be allocated to the Savings Plan because they exceed the limitations prescribed by Section 415(c) of the Internal Revenue Code of 1986.

     VESTED PORTION OF ACCOUNTS

     1. At any point in time, a Participant shall be vested in the following portions of his Accounts:

          (a) 100% of the Participant's Employee Deferred Contributions Account, plus

          (b) A percentage of his Company Matching Deferred Contributions Account determined in accordance with the vesting schedule applicable to the Savings Plan, as shown below:

                                                  Completed Years of Credited
               Service on Valuation Date               Vested Percentage
               -------------------------          ---------------------------
               Under     2                                   0%
                         2                                  25
                         3                                  50
                         4                                  75
                         5 or more                         100

          (c) A Participant who is not 100% vested in his Company Matching Deferred Contributions Account pursuant to paragraph (b) above shall nevertheless be 100% vested in this account upon the later of his attainment of age 65 or completion of 5 years of Credited Service while in the employ of the Company or upon his death while in the employ of the Company or upon his Retirement.

       TIMING AND PAYMENT OF ACCOUNT BALANCES

       1. FORM OF PAYMENT - Distribution of a Participant's Employee Deferred Contributions Account and the vested portion of the Company Matching Deferred Contributions Account shall be made in a cash lump sum to the Participant or to his Beneficiary if the Participant is not living. No later than the Plan Year beginning in 1996, additional distribution options for these accounts will be added.

       2. COMMENCEMENT OF PAYMENT - For Plan Year 1994, distribution of a Participant's Employee Deferred Contributions Account and the vested portion of the Company Matching Deferred Contributions Account shall commence as soon as administratively practicable following the Participant's retirement, termination of employment, disability, or death. No later than the Plan Year beginning in 1996, additional distribution options for these accounts will be added.

       VALUATION AND REPORTING OF ACCOUNTS

       1. VALUATION. The Employee Deferred Contributions Account and the Company Matching Deferred Contributions Account will be valued at the end of each month on the Valuation Date. Any applicable earnings will be allocated to these accounts monthly on the Valuation Date.

       2. STATEMENT OF ACCOUNT. At least once a year, but no more frequently than quarterly, each Participant shall be furnished with a statement setting forth the value and the vested portion of the Participant's accounts.

       3. The Compensation Committee shall have the final authority with respect to all matters pursuant to the Plan and shall have the authority to specify rules and administrative practices to be applied uniformly to all Participants in this Plan. The Compensation Committee may, at any time, revise, amend, terminate, or otherwise change in any manner the terms, provisions, features, or administrative practices as they see fit from time to time. However, no modification, amendment or termination of the Plan shall adversely affect the right of any Participant to receive the benefits granted under the Plan by the Compensation Committee in respect to such Participant as of the date of modification, amendment, or termination.

       TERMINATION OF PARTICIPATION IN THE PLAN

          Any Executive having previously elected to participate in the Plan shall automatically cease to participate in the appropriate portion of the Plan if he or she fails (in a subsequent year) to properly execute a Deferral Election Form and/or a Pre-Tax Deferral Election Form as provided for within the Plan, in which event the accumulated credits in his Deferred Compensation Account, Employee Deferred Contributions Account, and Company Matching Deferred Contributions Account, as applicable, prior to his termination of participation, will continue to be subject to the applicable provisions of the Plan.

       CREDITING OF EARNINGS

     There shall be credited to the Deferred Compensation Account, Employee Deferred Contributions Account, and Company Matching Deferred Contributions Account an additional amount of earnings (i.e. in addition to the principal amounts credited to such accounts), as established by the Corporation for each Participant or for each group of Participants as it shall determine."; and

          FURTHER RESOLVED, that the Compensation Committee directs the proper officers of the Company to take such other and further actions as shall be necessary and proper in connection with the adoption and implementation of the foregoing resolutions and to comply with all legal and procedural requirements relating thereto.